UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): February 26, 2020

VIVINT SMART HOME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38246	98-1380306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, Utah 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	VVNT	New York Stock Exchange

Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	VVNT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On February 29, 2020, the Board of Directors (the “Board”) of Vivint Smart Home, Inc. (the “Company”) approved a number of cost reduction initiatives that are expected to reduce certain General and Administrative, Customer Service and Sales Support costs. The Company expects to complete the majority of these cost reduction initiatives by the end of the fiscal quarter ending March 31, 2020. In addition to resulting in meaningful cost reductions, the Company’s initiatives are expected to streamline operations, focus engineering and innovation and provide a better focus on driving customer satisfaction.

In connection with these cost reduction initiatives, the Company expects to incur approximately $17 to $21 million in pre-tax restructuring charges, consisting primarily of stock-based compensation expense and approximately $9 to $11 million in severance and termination benefits. Additional charges may be incurred in the future for facility-related or other restructuring activities as the Company continues to align resources to meet the needs of the business.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officers

On February 29, 2020, the Board of Directors (the “Board”) of the Company appointed Dale R. Gerard as Chief Financial Officer, effective March 2, 2020. The Company also entered into an employment agreement with Mr. Gerard dated as of March 2, 2020.

Mr. Gerard, 49, was appointed as our interim Chief Financial Officer in October 2019. Prior to this, he served as the Company’s Senior Vice President of Finance and Treasurer from September 2014 to October 2019 and Vice President of Finance and Treasurer from January 2013 to September 2014. Previously, he served as the Company’s Treasurer from March 2010 to January 2013. Mr. Gerard holds a B.S. in Accounting and an MBA from Purdue University.

There are no arrangements or understandings between Mr. Gerard and any other persons pursuant to which he was elected to serve as an executive officer and there are no family relationships between Mr. Gerard and any director or executive officer of the Company. Mr. Gerard has no any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensation Arrangements with Executive Officers

Employment Agreements

On March 2, 2020 the Company entered into employment agreements with each of Todd Pedersen, Chief Executive Officer of the Company, and Todd M. Santiago, who was promoted to Chief Revenue Officer of the Company, in each case, effective March 2, 2020, in order to reflect the assignment of each of the Amended and Restated Employment Agreement between Mr. Pedersen and APX dated as of March 4, 2019 (the “Pedersen Employment Agreement”) and the Employment Agreement between Mr. Santiago and APX, dated as of March 8, 2016 (the “Santiago Employment Agreement”) from APX to the Company. In addition, the Santiago Employment Agreement was updated to reflect Mr. Santiago’s current annual base salary of $655,636 and annual target bonus opportunity equal to sixty percent (60%) of Mr. Santiago’s base salary. Except as set forth above, the terms and conditions of the Pedersen Employment Agreement and Santiago Employment Agreement remain unchanged. For a summary of the material terms of each of the Pedersen Employment Agreement and the Santiago Employment Agreement, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Employment Agreements” in Exhibit 99.2 to the Company’s Current Report on Form 8-K/A filed on January 27, 2020, which summaries are incorporated herein by reference..

On March 2, 2020, the Company entered into an employment agreement with Mr. Gerard. The principal terms of such agreement are summarized below.

The employment agreement with Mr. Gerard provides for a term ending on March 2, 2021, which extends automatically for additional one-year periods unless either party elects not to extend the term. Under the employment agreement, Mr. Gerard is eligible to receive a minimum base salary, and an annual bonus award with a target amount equal to a percentage of his base salary. Mr. Gerard’s current base salary is $655,636, and he is eligible to earn an annual bonus award with a target amount equal to 60% of his base salary at the end of the performance period. If the employment of Mr. Gerard terminates for any reason, Mr. Gerard is entitled to receive: (1) any base salary accrued through the date of termination; (2) reimbursement of any unreimbursed business expenses properly incurred by the executive; and (3) such employee benefits, if any, as to which the executive may be entitled under the Company’s employee benefit plans (the payments and benefits described in (1) through (3) being “accrued rights”).

If the employment of Mr. Gerard is terminated by the Company without “cause” (as defined below) and other than by reason of death or while he is disabled (any such termination, a “qualifying termination”), Mr. Gerard is entitled to the accrued rights and, conditioned upon execution and non-revocation of a release and waiver of claims in favor of the Company and its affiliates, and continued compliance with the non-compete, non-solicitation, non-disparagement, and confidentiality provisions set forth in the employment agreements:

•	a pro rata portion of his target annual bonus based upon the portion of the fiscal year during which Mr. Gerard was employed (the “pro rata bonus”);

•

a lump-sum cash payment equal to 150% of Mr. Gerard’s then-current base salary plus 150% of the actual bonus Mr. Gerard received in respect of the immediately preceding fiscal year (or, if a termination of employment occurs prior to any annual bonus becoming payable under his employment agreement, the target bonus for the immediately preceding fiscal year); and

•

a lump-sum cash payment equal to the cost of the health and welfare benefits for Mr. Gerard and his dependents, at the levels at which the executive received benefits on the date of termination, for 18 months (the “COBRA payment”).

For purposes of Mr. Gerard’s employment agreement, the term “cause” means the executive’s continued failure to substantially perform his employment duties for a period of 10 days following written notice from the Company; any dishonesty in the performance of the executive’s employment duties that is materially injurious to the Company; act(s) on the executive’s part constituting either a felony or a misdemeanor involving moral turpitude; the executive’s willful malfeasance or misconduct in connection with his employment duties that causes substantial injury to us; or the executive’s material breach of the restrictive covenants set forth in the employment agreements. Each of the foregoing events is subject to specified notice and cure periods.

In the event of Mr. Gerard’s termination of employment due to death or disability, he will only be entitled to the accrued rights, the pro rata bonus payment, and the COBRA payment.

Mr. Gerard is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.

Mr. Gerard’s employment agreement also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of the Company’s employees and customers and affiliates at all times during employment, and for 18 months after any termination of employment.

Equity Modification

As previously announced, pursuant to the terms of that certain Agreement and Plan of Merger, dated September 15, 2019, by and among the Company, Maiden Merger Sub, Inc. and Legacy Vivint Smart Home, Inc. (“Legacy Vivint Smart Home”), as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 18, 2019 (the “Amendment” and as amended, the “Merger Agreement”), Maiden Merger Sub, Inc. merged with and into Legacy Vivint Smart Home on January 17, 2020 (the “Merger”). The Company previously modified the vesting schedule with respect to certain incentive equity outstanding as of immediately prior to the Merger. On February 29, 2020, the Board approved a further modification (the “Modification”) of the vesting terms of Company restricted Class A common stock and stock appreciation rights awards granted to certain officers and employees of the Company and its subsidiaries, including Messrs. Gerard, Eyring and Santiago, that was outstanding as of the Merger and as of February 29, 2020 (the “Outstanding Equity”).

Prior to the Modification, the Outstanding Equity would vest, subject to the holders’ continued employment on the applicable vesting date (or event):

•	with respect to a portion of the Outstanding Equity, over time (or subject to the achievement of any previous performance criteria, if any); and

•

with respect to a portion of the Outstanding Equity, (i) in equal 25% annual installments on each of the first four anniversaries of the closing date of the Merger or (ii) if earlier, in full upon either (x) a change of control or (y) The Blackstone Group Inc. (“Blackstone”) receiving cash proceeds in respect of its Class A Units of 313 equal to 2.0x Blackstone’s cumulative invested capital in respect of the Class A Units of 313 at such time.

The Modification provides that in addition to the previous vesting terms and conditions, subject to the continued employment of the holder of the Outstanding Equity, on January 17, 2021, all then-outstanding and unvested Outstanding Equity shall become vested.

Except as set forth above, the terms and conditions of the Outstanding Equity remain unchanged.

Equity Awards

On February 29, 2020, the Company approved grants under the Vivint Smart Home, Inc. 2020 Omnibus Incentive Plan (the “Plan”) of time-vesting restricted stock units (the “RSUs”) and performance-vesting restricted stock units (the “PSUs”) (each representing the right to receive one share of Class A common stock upon the settlement of each restricted stock unit) to each of Messrs. Pedersen, Gerard and Santiago under the Company’s 2020 Omnibus Incentive Plan, effective as of, and subject to such individual’s continued employment with the Company or its subsidiaries on, the date that the Company has executed and filed an effective registration statement on Form S-8 with the Securities and Exchange Commission in order to register the offer and sale of shares of Class A common stock pursuant to the Plan (such date, the “grant date”). Mr. Pedersen is eligible to be granted 585,366 RSUs and 585,366 PSUs on the grant date, Mr. Gerard is eligible to be granted 342,439 RSUs and 184,390 PSUs on the grant date and Mr. Santiago is eligible to be granted 396,341 RSUs and 213,415 PSUs on the grant date.

The RSUs granted to each of the executives will vest, subject to continued employment on each applicable vesting date, with respect to 25% of the restricted stock units on each of the first four anniversaries of January 17, 2020.

The PSUs have a one-year performance period beginning on January 1, 2020 and ending on December 31, 2020 and vest based upon the Company’s achievement of specified performance goals through fiscal year end 2020 and the passage of time. The PSUs performance goals are based on the Company’s Adjusted EBITDA, Net Cash and Total Subscribers performance. The total number of restricted stock units subject to the PSU awards eligible to vest will be based on the level of achievement of the performance goals and ranges from 0% (if below threshold performance) up to 100% (for target or above target performance). Fifty percent (50%) of such PSUs eligible to vest will vest on the date the compensation committee of the Board (the “committee”) certifies in writing the achievement of the performance metrics (the “determination date”) and the remaining 50% of such PSUs will vest on the first anniversary of the determination date, in each case, subject to continued employment on the applicable vesting date.

For purposes of the PSU awards:

Adjusted EBITDA shall mean, with respect to fiscal year 2020, the Adjusted EBITDA which is publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release for fiscal year 2020 or as otherwise determined by the Audit Committee of the Board;

Net Cash shall mean, with respect to fiscal year 2020, the amount of net cash provided by or used in financing activities for fiscal year 2020, excluding any equity proceeds, taxes paid related to vesting of equity awards, return of capital or re-financing fees, or as otherwise determined by the Audit Committee of the Board; and

Total Subscribers shall mean, with respect to fiscal year 2020, the aggregate number of active smart home and security subscribers at the end of fiscal year 2020, which is publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release for fiscal year 2020 or as otherwise determined by the Audit Committee of the Board.

Departure of Executive Officers

On March 3, 2020, the Company announced that Alex J. Dunn stepped down from his position as President of the Company, effective March 2, 2020. The Company also announced the departure of Matthew J. Eyring from his position as Executive Vice President and General Manager of Inside Sales of the Company to pursue other opportunities, effective March 13, 2020. In connection with the departures, the Company entered into a separation agreement with Mr. Dunn, dated as of March 2, 2020, and expects to enter into a separation agreement with Mr. Eyring. In connection with his departure, Mr. Dunn also resigned as a director and officer of the Company, effective as of March 2, 2020, and from all positions as an employee of the Company, effective as of March 13, 2020, as set forth in his separation agreement.

Separation Agreements with Departing Executive Officers

The Company and Mr. Dunn entered into a Separation Agreement (the “Dunn Separation Agreement”), effective March 2, 2020, and Mr. Dunn is expected to enter into a Release and Waiver of Claims in favor of the Company (the “Dunn Release”) in connection therewith. Pursuant to the Dunn Separation Agreement, Mr. Dunn is entitled to:

•

subject to execution and non-revocation of the Dunn Release and, in respect of items (ii)-(iv) listed below, continued compliance with the Dunn Restrictive Covenants (as defined below), the following payments and benefits to which Mr. Dunn is entitled pursuant to the Amended and Restated Employment Agreement, dated as of March 4, 2019, by and between Mr. Dunn and APX Group, Inc. (“APX”), an indirect subsidiary of the Company (the “Dunn Employment Agreement”), in connection with a termination without “Cause”:

•	(i) a lump sum cash severance payment equal to $143,845.86, in respect of a pro rata portion of Mr. Dunn’s annual target bonus in respect of 2020, payable within 10 days of Mr. Dunn’s departure date;

•	(ii) a lump sum cash payment equal to $2,042,399.64, which is equal to 200% of Mr. Dunn’s base salary, payable within 55 days after Mr. Dunn’s departure date;

•	(iii) a lump sum cash payment equal to $1,456,822, which is equal to 200% of Mr. Dunn’s annual bonus for 2019, payable within 55 days after Mr. Dunn’s departure date; and

(iv) a lump sum cash payment equal to $31,838.00, which is equal to the monthly COBRA costs for providing health and welfare benefits for Mr. Dunn and his dependents for 24 months, payable within 55 days after Mr. Dunn’s departure date.

In addition, subject to (i) Mr. Dunn’s continued compliance with the Dunn Restrictive Covenants and (ii) execution and non-revocation of the Dunn Release, (A) the Company shall pay an amount equal to $168,265.00, on behalf of Mr. Dunn, in respect of the amount required to buy out Mr. Dunn’s leased Company automobile; Mr. Dunn shall be permitted to retain such automobile and (B) 313 Acquisition LLC (“313”) shall cause each of the unvested tracking units in 313 held by an affiliate of Mr. Dunn to become vested as of the effective date of the Dunn Release (such tracking units, the “Accelerated Units”); provided, however that if (x) Mr. Dunn voluntarily terminates the advisory arrangement described below or the Company terminates such advisory arrangement for “cause” or Mr. Dunn fails to perform the advisory services as requested by the Company) or (y) Mr. Dunn breaches the Dunn Restrictive Covenants, the affiliate of Mr. Dunn will forfeit all rights with respect to the Accelerated Units (including any property distributed in respect of such Accelerated Units). The Dunn Separation Agreement provides that, notwithstanding anything to the contrary set forth in the Second Amended and Restated Limited Liability Company Agreement of 313 LLCA (as amended, the “313 LLCA”), (i) on or following January 17, 2021, the affiliate of Mr. Dunn will be able to request, in writing, a redemption of a number of tracking units in respect of 313’s interests in the Class A Common Stock of the Company (the “Company Units”) and a number of tracking units in respect of 313’s interests in the common stock of Vivint Solar, Inc. (the “VSLR Units”) equal to (x) up to 50% of the total number of Company Units and VSLR Units held by the affiliate of Mr. Dunn as of the date of his departure minus (y) the number of Company Units and VSLR Units previously redeemed by 313 and (ii) on or following January 17, 2022, the affiliate of Mr. Dunn may request, in writing, a redemption of any Company Units or VSLR Units then held by such affiliate, in each case in accordance with the terms set forth in the 313 LLCA and upon such request, 313 shall promptly redeem such Company Units and/or VSLR Units in accordance with the terms of the 313 LLCA.

The Dunn Separation Agreement also contains an agreement by Mr. Dunn that he will remain subject to any restrictive covenants between Mr. Dunn and the Company or any of its subsidiaries or affiliates including those set forth in the Dunn Employment Agreement and the Management Subscription Agreement (Incentive Units), dated as of November 16, 2012 between Mr. Dunn and 313 (collectively, the “Dunn Restrictive Covenants”). The Dunn Restrictive Covenants consists of 24-month post-departure (the “restricted period”) non-compete, non-solicitation and non-disparagement provisions and an indefinite confidentiality provision. Mr. Dunn has agreed that the restricted period shall continue for length of the advisory period discussed below and for 24 months thereafter.

Pursuant to the Dunn Separation Agreement, Mr. Dunn also agreed to become an independent advisor to the Company and its subsidiaries and affiliates for a period of 12 months following his departure date, unless terminated earlier, for no additional consideration.

The Company expects to enter into a separation agreement with Mr. Eyring. Provided that Mr. Eyring executes (and does not revoke) a general release of claims in favor of the Company, and in respect of items (ii)-(iv) listed below, continues to comply with the Eyring Restrictive Covenants (as defined below), the Company expects to make the following payments and benefits to which Mr. Eyring is entitled pursuant to the Employment Agreement, dated as of March 8, 2016, by and between Mr. Eyring and APX (the “Eyring Employment Agreement”), in connection with a termination without “Cause”:

•

(i) a lump sum cash severance payment equal to $78,461.36, in respect of a pro rata portion of Mr. Eyring’s annual target bonus in respect of 2020, payable within 10 days of Mr. Eyring’s departure date;

•	(ii) a lump sum cash payment equal to $983,454.00, which is equal to 150% of Mr. Eyring’s base salary, payable within 55 days after Mr. Eyring’s departure date;

•	(iii) a lump sum cash payment equal to $590,072.40, which is equal to 150% of Mr. Eyring’s annual target bonus for 2019, payable within 55 days after Mr. Eyring’s departure date; and

•

(iv) a lump sum cash payment equal to $26,452.00, which is equal to the monthly COBRA costs for providing health and welfare benefits for Mr. Eyring and his dependents for 18 months, payable within 55 days after Mr. Eyring’s departure date.

Further, in connection with the entry into a separation agreement with Mr. Eyring and provided that he executes (and does not revoke) a general release of claims in favor of the Company and continues to comply with Eyring Restrictive Covenants, the Company expects to provide Mr. Eyring with the following additional payments and benefits:

•

fifty percent (50%) of the 237,374 shares of restricted Class A common stock of the Company Mr. Eyring currently holds (including the 25,674 shares of restricted Class A Common Stock of the Company Mr. Eyring received in respect of the Company’s achievement of a portion of the earnout related to the Merger), rounded down to the nearest share, shall vest as of the effective date of such release of claims, subject to forfeiture if Mr. Eyring breaches any of the Eyring Restrictive Covenants (and all other unvested equity held by Mr. Eyring shall be forfeited for no consideration as of the departure date); and

•

An amount equal to $118,998.30 to be paid by the Company, on behalf of Mr. Eyring, in respect of the amount required to buy out Mr. Eyring’s Company-leased automobiles; Mr. Eyring shall be permitted to retain such automobiles.

In order to receive the payments and benefits provided above, the Company will require Mr. Eyring to agree that he will remain subject to any restrictive covenants between Mr. Eyring and the Company or any of its subsidiaries or affiliates including those set forth in the Eyring Employment Agreement and the Management Subscription Agreement (Incentive Units), dated as of July 12, 2013 between Mr. Eyring and 313 (the “Eyring Restrictive Covenants”). The Eyring Restrictive Covenants consists of 18-month post-departure non-compete, non-solicitation and non-disparagement provisions and an indefinite confidentiality provision.

Fiscal 2019 Management Bonus

On March 4, 2019, the board of directors of our indirect subsidiary, APX Group Holdings, Inc. (the “APX Board”) adopted an Incentive Compensation Plan (the “Cash Bonus Plan”). The Cash Bonus Plan allowed the Compensation Committee of the APX Board to provide annual cash incentive awards to selected employees, including our NEOs, based upon performance goals established by the Committee. On February 29, 2020, the Company assumed the Cash Bonus Plan and granted the authority to administer the Cash Bonus Plan to the Compensation Committee of the Board (the “Committee”).

In 2019, pursuant to the Cash Bonus Plan, the NEOs were eligible to receive an annual cash incentive award, 75% of which was based on achievements of performance objectives determined by the Committee. As provided in their respective employment agreements, the target bonus amount for each of Messrs. Pedersen and Dunn was 100% of his base salary at the end of the performance period minus $300,000 and the target bonus amount for each of Messrs. Davies, Eyring and Santiago was 60% of his base salary at the end of the performance period; the target bonus amount for Mr. Gerard was 50% of his salary earned during the performance period.

To ensure the focus and accountability of the NEOs on and for their varying responsibilities within the organization, the Committee determined to apply different performance measures depending on the NEO’s responsibilities. For the NEOs at the corporate level (Messrs. Pedersen, Dunn, Davies and Gerard), 75% of the bonus opportunity was based on company-wide goals. For the NEOs who are heads of our business units (“BUs”) (Messrs. Eyring and Santiago), 60% of the bonus opportunity was based on business unit specific goals and 15% of the bonus opportunity was based on company-wide goals. For all of the NEOs, 25% of the bonus opportunity was discretionary as the Committee determined to retain discretion to reward other Company accomplishments not anticipated at the beginning of the year.

The actual bonus amounts to be paid to the NEOs at the corporate level for fiscal 2019 performance was calculated by multiplying each NEO’s bonus potential target by a weighted achievement factor based on our actual achievement relative to the company-wide performance objectives and the discretionary component. The Committee chose performance metrics that are indicators of our strategic growth and the strength of our overall financial results. The company-wide performance objectives were company-wide Adjusted EBITDA (defined as net income (loss) before interest, taxes, depreciation, amortization, non-cash compensation, MDR fees, and certain other non-recurring expenses or gains) (15% of the total award opportunity) and the weighted average of the business unit-level performance objectives, as described in greater detail below (60% of the total award opportunity).

The business unit performance objectives consisted of subscriber lifetime value growth (defined as the product of New Subscribers, Service Margin and Average Customer Life, plus LTV upgrade revenues, less Net Subscriber Acquisition Costs and Customer Financing Fees), Service Cost (defined as the average monthly service costs incurred during the period (both period and capitalized service costs), including monitoring, customer service, field service and other service support costs, less total non-recurring Smart Home Services billings for the period divided by average monthly Total Subscribers for the same period), Attrition (defined as the aggregate number of cancelled smart home and security subscribers during the prior 12 month period divided by the monthly weighted average number of Total Subscribers based on the Total Subscribers at the beginning and end of each month of a given period. Subscribers are considered canceled when they terminate in accordance with the terms of their contract, are terminated by us or if payment from such subscribers is deemed uncollectible. If a sale of a service contract to third parties occurs, or a subscriber relocates but continues their service, we do not consider this as a cancellation. If a subscriber transfers their service contract to a new subscriber, we do not consider this as a cancellation) and the achievement of certain milestones associated with business unit initiatives. The achievement factor with respect to the business unit objectives for the NEOs at the corporate level were calculated as the weighted average of (1) the weighted average of the achievement factors associated with the actual achievement of our Direct to Home, Inside Sales and Customer Experience business units against the subscriber lifetime value growth targets for such business units (44% of the total award opportunity), (2) the achievement factor associated with the actual achievement of our Customer Experience business unit against the Service Cost target (6% of the total award opportunity), (3) the achievement factor associated with the actual achievement of our Customer Experience business unit against the Attrition target (4% of the total award opportunity), (4) the weighted average of the achievement factors associated with the actual achievement of our Retail and Customer Experience business units against certain milestones, as described in greater detail below (6% of the total award opportunity).

The table below sets forth the weighting of each component of the annual incentive award opportunity for the NEOs at the corporate level:

Weighting
Weighted Average Business Unit Performance
Subscriber lifetime value growth	44%
Service Cost	6%
Attrition	4%
Initiatives/Pilot lifetime value	6%
Company-wide Performance
Company-wide Adjusted EBITDA	15%
Board Discretion	25%
Total	100%

The achievement factor with respect to the company-wide Adjusted EBITDA component was determined by calculating our actual achievement against the company-wide Adjusted EBITDA performance target based on the pre-established scale set forth in the following table:

% Attainment of Performance Target	Achievement Factor
Less than 95%	0
95%	50%
100%	100%
105%	150%
110%	200%
115%	250%
120% or greater	300%

Based on the pre-established scale set forth above, no cash incentive amount would be paid to the NEOs with respect to the company-wide Adjusted EBITDA component of the award unless our actual performance for 2019 was at or above 95% of the performance target. If performance was 120% or more of the performance target, then the achievement factor with respect to the company-wide Adjusted EBITDA component of the award would be a maximum of 300%. For performance percentages between the levels set forth in the table above, the resulting achievement factor would be adjusted on a linear basis. The company-wide Adjusted EBITDA performance target for 2019 was $410 million.

The achievement factor with respect to the business unit-level performance objective components were determined by calculating the weighted average of our business units’ actual achievement against the targets set for such business units. For our Direct to Home, Inside Sales and Customer Experience business units, the achievement factors were based on the pre-established scale set forth in the following table:

	Direct to Home	Inside Sales	Customer Experience
	Subscriber lifetime value growth as a percentage of target (60%)(1)	Subscriber lifetime value growth as a percentage of target (60%)(1)	Subscriber lifetime value growth of Certain BU Initiatives as a percentage of target (10%)(1)	Install Base Revenue as a percentage of target (10%)(1)	Service Cost as a percentage of target (25%)(1)	Attrition as a percentage of target (15%)(1)
Achievement Factor	% Attainment of Performance Target
0	Less than 95%	Less than 95%	Less than 60%	Less than 50%	Greater than 103%	Greater than 104%
50%	95%	95%	60%	50%	103%	104%
100%	100%	100%	100%	100%	100%	100%
150%	104%	104%	140%	150%	99%	98%
200%	108%	108%	180%	200%	97%	96%
250%	113%	113%	220%	250%	96%	94%
300%	117% or greater	117% or greater	260% or greater	300% or greater	94% or less	92% or less

(1)	Represents the percentage of total bonus for the respective business unit.

For performance percentages between the levels set forth in the table above at each of the business units, the resulting achievement factor would be adjusted on a linear basis. The Committee believes that the Direct to Home, Inside Sales and Customer Experience performance targets provided reasonably achievable, but challenging, goals for the participants at those business units.

The achievement factor associated with the performance of our Retail business unit was based on such business unit’s accomplishment of certain key milestones related to subscriber growth from expansion into additional retail partners and lead generation sources, achieving certain cost and cash flow targets, and achieving stated milestones associated with new products and channels.

These milestones were not assigned any particular weightings. Accordingly, the Committee determined the achievement factor based on the overall achievement of our Retail business unit against the various key milestones, with the weighting of the milestones determined in the Committee’s discretion. The Committee believes that the Retail business unit performance objectives provided reasonably achievable, but challenging, goals for Mr. Santiago and other participants at the Retail business unit.

No cash incentive amount would be paid to the NEOs at the corporate level with respect to the business unit component of the award unless at least one business unit’s actual achievement was at or above the minimum level of performance corresponding to an achievement factor above 0 with respect to at least one of such business unit’s targets. The achievement factor associated with the business unit component of the award would be a maximum of 300% for significant outperformance.

The actual bonus amounts to be paid to Mr. Eyring for fiscal 2019 performance were calculated by multiplying his bonus potential target by a weighted achievement factor based on our actual achievement relative to the company-wide Adjusted EBITDA objective, the achievement of our Inside Sales business unit relative to the Inside Sales performance objectives, as described in greater detail above, and the discretionary component.

The table below sets forth the weighting of each component of the annual incentive award opportunity for Mr. Eyring:

Weighting
Inside Sales Business Unit Performance
Subscriber lifetime value growth	60%
Company-wide Performance
Company-wide Adjusted EBITDA	15%
Board Discretion	25%
Total	100%

The actual bonus amounts to be paid to Mr. Santiago for fiscal 2019 performance were calculated by multiplying his bonus potential target by a weighted achievement factor based on our actual achievement relative to company-wide Adjusted EBITDA objective, the achievement of our Retail business unit relative to the Retail performance objectives, as described in greater detail above, and the discretionary component.

The table below sets forth the weighting of each component of the annual incentive award opportunity for Mr. Santiago:

Weighting
Retail Business Unit Performance
Achievement of key milestones	60%
Company-wide Performance
Company-wide Adjusted EBITDA	15%
Board Discretion	25%
Total	100%

Based on our actual achievement, we determined the overall weighted achievement factor for our NEOs at the corporate level as set forth in the table below.

	Achievement Factor	Weighting	Weighted Achievement Factor
Weighted Average Business Unit Performance
Subscriber lifetime value growth	80%	44%	35%
Service Cost	300%	6%	18%
Attrition	—	4%	—
Initiatives/Pilot lifetime value	58%	6%	3%
Company-wide Performance
Company-wide Adjusted EBITDA	130%	15%	20%
Board Discretion	100%	25%	25%
Total		100%	101%

Based on our actual achievement, we determined the overall weighted achievement factor for Mr. Eyring as set forth in the table below.

	Achievement Factor	Weighting	Weighted Achievement Factor
Inside Sales Business Unit Performance
Subscriber lifetime value growth	75%	60%	45%
Company-wide Performance
Company-wide Adjusted EBITDA	130%	15%	20%
Board Discretion	100%	25%	25%
Total		100%	90%

Based on our actual achievement, we determined the overall weighted achievement factor for Mr. Santiago as set forth in the table below.

	Achievement Factor	Weighting	Weighted Achievement Factor
Retail Business Unit Performance
Achievement of key milestones	15%	60%	9%
Company-wide Performance
Company-wide Adjusted EBITDA	130%	15%	20%
Board Discretion	100%	25%	25%
Total		100%	54%

Notwithstanding the performance of our Retail Business Unit against the Retail Business Unit objectives, the Committee, in its discretion and in consideration of the achievement of other objectives in 2019, including but not limited to the launch of multiple retail partnerships and the successful completion of the Company’s transaction with Mosaic Acquisition Corp., determined to adjust Mr. Santiago’s weighted achievement factor to 100%. In addition, the Committee in its discretion determined to adjust Mr. Gerard’s weighted achievement factor to 146% in light of his successful leadership as interim Chief Financial Officer, while simultaneously leading the Company’s Treasury function and its transaction with Mosaic Acquisition Corp.

The following table illustrates the calculation of the amounts earned by each of our NEOs (other than Mr. Davies, who forfeited his annual cash incentive award in connection with his departure from the Company) pursuant to the Cash Bonus Plan for performance in 2019. The discretionary portion of the actual amounts earned by our NEOs pursuant to Cash Bonus Plan is disclosed in the “Bonus” column of the Summary Compensation Table under the “2019” designation, while the remaining amounts earned by the NEOs at the corporate level are disclosed in the “Non-Equity Incentive Plan Compensation” column.

Name	Salary ($)	Target Bonus %	Target Bonus Amount ($)		Achievement Factor	Bonus Paid ($)
Todd R. Pedersen	1,021,199	100%	721,199		101%	728,411
Alex J. Dunn	1,021,199	100%	721,199		101%	728,411
Dale R. Gerard	532,000	50%	221,000	(1)	146%	323,210
Matthew J. Eyring	655,636	60%	393,382		90%	354,043
Todd M. Santiago	655,636	60%	393,382		100%	393,382

(1)	Mr. Gerard’s target bonus was calculated based on a base salary of $412,000 for the first nine months of 2019 and a base salary of $532,000 for the last three months of 2019.

All other compensation for the NEOs for the year ended December 31, 2019 was previously reported by the Company in the Summary Compensation Table included in Exhibit 99.2 to the Company’s Current Report on Form 8-K/A, filed with the SEC on January 27, 2020. As of the filing of the Form 8-K/A, the amounts of the incentive and discretionary bonus grants for the NEOs had not been determined and, therefore, were omitted from the Summary Compensation Table. Pursuant to Item 5.02(f) of Form 8-K, the incentive and discretionary bonus awards for the NEOs for the year ended December 31, 2019 are set forth below together with the other compensation previously reported, and the new total compensation amount.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Todd R. Pedersen,	2019	959,468	180,300	—	548,111	910,502	2,598,381
Chief Executive Officer and Director	2018	695,096	105,030	2,670,732	770,213	1,035,452	5,276,523
	2017	674,469	—	—	822,558	1,012,282	2,509,309
Dale R. Gerard(5), Chief Financial Officer	2019	422,511	488,583	—	167,960	84,110	1,163,164
Mark J. Davies,	2019	559,715	833,333	—	—	124,391	1,517,439
Former Chief Financial Officer	2018	631,905	1,310,738	455,167	—	138,504	2,536,314
	2017	613,154	370,800	—	—	127,267	1,111,221
Alex J. Dunn,	2019	959,468	180,300	—	548,111	661,679	2,349,558
Former President and Director	2018	695,096	105,030	2,670,732	770,213	889,305	5,130,376
	2017	674,469	—	—	822,558	877,021	2,374,048
Matthew J. Eyring,	2019	650,495	931,678	—	255,698	101,925	1,939,796
Executive Vice President, General Manager of Inside Sales	2018	631,905	1,310,738	596,000	—	107,724	2,646,367
	2017	613,154	370,800	—	—	100,618	1,084,572
Todd M. Santiago,	2019	650,495	1,112,634	—	114,081	195,426	2,072,636
Chief Revenue Officer	2018	631,905	1,310,738	596,000	—	144,586	2,683,229
	2017	613,154	370,800	—	—	137,786	1,121,740

(1)

Effective March 4, 2019, the base salaries of Messrs. Pedersen and Dunn were increased from $700,194 to $1,021,200. Effective April 1, 2019 the base salaries of Messrs. Davies, Eyring and Santiago, from $636,540 to $655,636. The base salary of Mr. Gerard increased from $358,182 to $412,000 effective April 1, 2019 and increased further to $532,000, effective October 14, 2019.

(2)

The amounts reported in this column for 2019 represent retention bonuses paid for Messrs. Gerard, Davies, Eyring and Santiago and payouts to our NEOs pursuant to the discretionary portion of the 2019 annual cash incentive awards.

(3)	The amounts reported in this column for 2019 represent the payouts to our NEOs pursuant to the 2019 annual cash incentive awards.
(4)	Amounts reported under All Other Compensation for fiscal 2019 reflect the following:
(a)

as to Mr. Pedersen, $77,430 additional cash compensation paid to Mr. Pedersen pursuant to his prior employment agreement, which was amended and restated March 4, 2019, reimbursement for health insurance premiums, excess liability insurance premiums, $23,124 in country club membership fees, $35,935 in actual Company expenditures for use, including business use, of a Company car, alarm system fees, event tickets (for which we incurred no incremental costs), fuel expenses, $93,750 in reimbursements for financial advisory services provided to Mr. Pedersen, other miscellaneous personal benefits and $418,514 reimbursed for taxes with respect to perquisites. In addition, Mr. Pedersen reimburses the Company for the aggregate variable costs associated with his personal use of the Company leased aircraft. While maintenance costs are not included in the reimbursement amount under the time-sharing agreement, the Company has determined it is appropriate to allocate a portion of the maintenance costs when calculating the aggregate incremental cost associated with personal use of the Company aircraft for purposes of SEC disclosure. Therefore, amounts reported also reflect $198,688 in maintenance costs allocated on the basis of the proportion of personal use. In addition, family members and friends of Mr. Pedersen have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred $20,185 of incremental costs;

(b)

as to Mr. Gerard $27,809 in actual Company expenditures for use, including business use, of a Company car, reimbursement for health insurance premiums, event tickets (for which we incurred no incremental costs), excess liability insurance premiums, fuel expenses and $36,431 reimbursed for taxes owed with respect to perquisites;

(c)

as to Mr. Davies, $44,085 in actual Company expenditures for use, including business use, of a Company car, reimbursement for health insurance premiums, country club membership fees, event tickets (for which we incurred no incremental costs), excess liability insurance premiums, fuel expenses and $55,003 reimbursed for taxes owed with respect to perquisites;

(d)

as to Mr. Dunn, $77,430 additional cash compensation paid to Mr. Dunn pursuant to his prior employment agreement, which was amended and restated March 4, 2019, reimbursement for health insurance premiums, excess liability insurance premiums, the value of meals in the Company cafeteria, country club membership fees, $41,604 in actual Company expenditures for use, including business use, of a Company car, alarm system fees, event tickets (for which we incurred no incremental costs) and Company paid personal travel, $93,750 in reimbursements for financial advisory services provided to Mr. Dunn, other miscellaneous personal benefits and $276,198 reimbursed for taxes with respect to perquisites. In addition, Mr. Dunn reimburses the Company for the aggregate variable costs associated with his personal use of the Company leased aircraft in accordance with the time-sharing agreement. As discussed in footnote 6(a) above, amounts reported reflect a similar allocation of $84,471 in maintenance costs associated with Mr. Dunn’s personal use of the Company leased aircraft. In addition, family members and friends of Mr. Dunn have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred $39,948 of incremental costs;

(e)

as to Mr. Eyring, $32,154 in actual Company expenditures for use, including business use, of a Company car, reimbursement for health insurance premiums, country club membership fees, event tickets (for which we incurred no incremental costs), the value of meals in the Company cafeteria, excess liability insurance premiums, fuel expenses, alarm system fees and $39,862 reimbursed for taxes owed with respect to perquisites; and

(f)

as to Mr. Santiago, $34,474 in actual Company expenditures for use, including business use, of a Company car, alarm system fees, reimbursement for health insurance premiums, country club membership fees, event tickets (for which we incurred no incremental costs), Company paid personal travel, the value of meals in the Company cafeteria, excess liability insurance premiums, fuel expenses, and $99,454 reimbursed for taxes owed with respect to perquisites. In addition, family members and friends of Mr. Santiago have, in limited circumstances, accompanied him on business travel on the Company leased aircraft for which we incurred de minimis incremental costs.

(5)	In connection with his departure from the Company in October 2019, Mr. Davies forfeited his 2019 management bonus.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K (“Item 402(u)”), the Company is providing the following reasonable estimate of the ratio of the median of the annual total compensation of all of our employees except Todd R. Pedersen, our CEO, to the annual total compensation of Mr. Pedersen, calculated in a manner consistent with Item 402(u). For 2019, our last completed fiscal year:

•	The median of the annual total compensation of all of our employees, excluding our CEO, was $34,973.

•	The annual total compensation of our CEO was $2,598,381.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees except our CEO was 74 to 1.

We determined that, as of December 31, 2019, our employee population consisted of approximately 11,440 U.S. employees and approximately 484 non-U.S. employees all of whom were located in Canada. As permitted by Item 402(u), we excluded from our employee population for purposes of identifying our “median employee” the approximately 484 non-U.S. employees located in Canada, who comprised in the aggregate of approximately 4.2% of our of our total employees as of December 31, 2019. Our resulting employee population consisted of: approximately 4,182 direct sellers, whose compensation is entirely commission-based and who work primarily during the period from April to August; approximately 5,424 regular full-time and part-time employees; approximately 1,340 seasonal employees, whose compensation is primarily based on the number of installations they perform and who work primarily during the period from April to August; and approximately 494 of other commission-based employees.

To identify our “median employee” from this employee population, we obtained from our internal employee tax records total income paid in 2019 to each employee in the employee population, as reported in the 2019 tax form applicable to such employee. We believe this consistently applied compensation measure reasonably reflects annual compensation across our employee base. We annualized the total income amounts paid to any permanent employees in the employee population who were employed by us for less than the full fiscal year. We then ranked the resulting income paid to all of the employees in the employee population other than our CEO to determine our median employee. Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for the Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table set forth above.

Item 7.01	Regulation FD Disclosure.

On March 3, 2020, the Company issued a press release regarding certain changes in senior management of the Company. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth under this Item 7.01, including the exhibit, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Pursuant to the Merger Agreement, from the consummation of the Merger until the fifth anniversary thereof, if the volume-weighted average price of the Company’s Class A common stock (the “Class A common stock”) exceeds certain thresholds, the Company is required to (1) issue shares of its Class A common stock to holders of Legacy Vivint Smart Home common stock as of immediately prior to the Merger and (2) issue shares of its Class A common stock to the holders of, or adjust the terms of, certain rollover equity awards. In addition, pursuant to the terms of that certain Sponsor Agreement, dated September 15, 2019 (the “Sponsor Agreement”), by and among the Company, Legacy Vivint Smart Home, Fortress Mosaic Sponsor LLC, Mosaic Sponsor, LLC and Eugene I. Davis, and that certain Subscription Agreement, dated December 18, 2019 (the “Subscription Agreement”), by and among the Company, Legacy Vivint Smart Home, Mosaic Sponsor, LLC and Fayerweather Fund Eiger, L.P., from the consummation of the Merger until the fifth anniversary thereof, if the volume-weighted average price of the Class A common stock exceeds certain thresholds, certain shares of Class A common stock and warrants to purchase Class A common stock held by Mosaic Sponsor, LLC, Fortress Mosaic Sponsor LLC, Eugene I. Davis and Fayerweather Fund Eiger, L.P. that are subject to vesting and forfeiture restrictions will become vested and cease to be subject to such restrictions.

On February 26, 2020, the volume-weighted average price of the Company’s Class A common stock exceeded $12.50 for 20 trading days within the 30-trading-day period ending on February 26, 2020. As a result, as of the close of business on February 26, 2020, (1) the Company (a) issued 11,557,033 shares of its Class A common stock to holders of Legacy Vivint Smart Home common stock immediately prior to the Merger and to holders of certain rollover equity awards and (b) adjusted the terms of certain rollover equity awards and (2) a total of approximately 2,594,847 shares of Class A common stock and 2,966,667 warrants to purchase Class A common stock ceased to be subject to vesting and forfeiture restrictions.

The foregoing description of the Merger Agreement and its terms is a summary only and is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 15, 2019, as amended by the Amendment, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 19, 2019, and each is incorporated herein by reference. A more detailed description of the Merger can be found in the Company’s proxy statement prepared in connection with the solicitation of the proxies from the Company’s stockholders to approve the Merger filed with the SEC on December 26, 2019. The foregoing description of the Sponsor Agreement and its terms is a summary only and is qualified in its entirety by reference to the Sponsor Agreement, a copy of which was attached as Exhibit 10.22 to the Registration Statement on Form S-4 filed by the Company with the SEC on September 24, 2019, and is incorporated herein by reference. The foregoing description of the Subscription Agreement and its terms is a summary only and is qualified in its entirety by reference to the Subscription Agreement, a copy of which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 19, 2019, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued March 3, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVINT SMART HOME, INC.

By:	/s/ Shawn J. Lindquist
Name:	Shawn J. Lindquist
Title:	Chief Legal Officer

Date: March 3, 2020